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EX-99.1  2002 FINANCIAL MODEL ESTIMATES

                                                                 Exhibit 99.1

2002 Financial Model Estimates
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     This document is intended to provide information and estimates to permit preparation of models of Tom Brown, Inc. ("Tom Brown" or the "Company") for 2002. This information constitutes the Company's current estimates based on a number of assumptions. The estimates are based on the Company's historical operating performance and trends, estimates of oil and gas reserves at December 31, 2001, the Company's planned capital and operating budget for 2002 and current expectations for oil and gas production, gas trading activities, hedged positions, tax rates and expenses. The following estimates reflect our view of continuing operations only. The 2002 estimates were prepared assuming that demand, curtailment and general market conditions for oil and gas will be substantially similar to those experienced during 2001. We do not account for the potential impact of acquisitions or divestitures except to the extent the transactions are complete or near enough completion that it is more likely than not to be completed. We caution you that the estimates set forth below are given as of the date hereof only and are based on currently available information. We are not assuming any obligation to update any information contained herein.

         All of the estimates and assumptions included in this document are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We believe that the forward-looking statements are based on reasonable assumptions but no assurances can be given that our expectations will be met. Actual results may differ materially due to a number of risks and uncertainties, including but not limited to:

              o   COMMODITY PRICE CHANGES, INCLUDING LOCAL AND REGIONAL
                  VARIATIONS;

              o RISKS AND PROBLEMS INCIDENT TO THE DRILLING AND OPERATION OF OIL AND GAS WELLS, SUCH AS DRILLING DIFFICULTIES OR DELAYS, WELL EXPLOSIONS OR OTHER DISASTERS, ENVIRONMENTAL RISKS, AND LACK OF CONTROL OVER TIMING OF EXPENDITURES ON THIRD-PARTY OPERATED PROPERTIES;

              o   CHANGES IN PRODUCTION AND DEVELOPMENT COSTS;

              o   CHANGES IN DRILLING SUCCESS RATES;

              o   CHANGES IN LAWS AND OTHER REGULATORY ACTIONS;

              o   CHANGES IN EXCHANGE RATES;

              o   RISKS INCIDENT TO HEDGING ACTIVITIES;

              o   CHANGES IN INTEREST RATES AND CAPITAL MARKET CONDITIONS;

              o   CHANGES IN GENERAL ECONOMIC CONDITIONS;

              o   COMPETITION FROM OTHERS IN THE ENERGY INDUSTRY;

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              o   THE UNCERTAINTY INHERENT IN ESTIMATES OF OIL AND GAS RESERVES
                  AND PRODUCTION RATES;

              o   UNUSUAL OR INFREQUENT ITEMS THAT ARE NOT SUSCEPTIBLE TO
                  ESTIMATES;


         For additional information concerning important factors that may cause actual results to differ materially from those estimated, see the Company's Form 10-K for the year ended December 31, 2001. Unless otherwise noted, all of the following dollar amounts are expressed in U.S. dollars.

         Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. In addition to directly effecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels.

Production estimates
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         Based upon this anticipated level of spending, Tom Brown expects 2002 production to increase approximately 7%-9% from 2001. The following table summarizes the mid-point values of the estimated production levels for the first quarter and full-year 2002.

                                      SECOND QUARTER 2002                       FULL YEAR 2002
                               ----------------------------------     ----------------------------------
                                 U.S.        CANADA       TOTAL         U.S.        CANADA       TOTAL
                               --------     --------     --------     --------     --------     --------
Natural gas (Mcfpd)             174,000       18,500      192,500      174,500       18,000      192,500

Natural gas liquids (Bonglpd)     3,500          500        4,000        3,500          425        3,925

Oil (Bopd)                        1,400          400        1,800        1,450          400        1,850
                                -------       ------      -------      -------       ------      -------
Total equivalent (Mcfepd)       203,400       23,900      227,300      204,200       22,950      227,150

Total production (Mmcfe)         18,500        2,200       20,700       74,500        8,400       82,900


         The above production estimates, for the periods indicated, reflect the Company's current projections related to timing of online dates for new wells from development drilling, in-service dates for new gathering and processing facilities and incorporates the sale of non-core oil and gas properties which have been completed or are near completion.

Gas price hedges
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         In April 2002, the Company put in place hedges at various delivery points in the form of costless collars covering 25,000 Mmbtu per day for the period from May 2002 to October 2002 at an average floor of $2.80 per Mmbtu and an average ceiling of $4.03 per Mmbtu. The collars settle at the location the gas is delivered. The collars associated with the Company's U.S. production total 20,000 Mmbtu per day with an average floor of $2.86 and an average ceiling price of $4.11 per Mmbtu. The remaining 5,000 Mmbtu per day is associated with the Company's Canadian volumes, which had a floor price of $2.57 per Mmbtu and a ceiling of $3.70 per Mmbtu. When


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the hedges were entered into the NYMEX swap price for the comparable period of
May to October 2002 was $3.51 per Mmbtu.

         Depending on various circumstances, the Company may enter into additional financial derivatives that would hedge expected crude oil and natural gas production.



Marketing, trading, gathering and processing margin
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         The Company's marketing group earns a margin from the sale of Tom
Brown's working interest gas production and the purchase and resale of third party gas. In addition, through a wholly-owned subsidiary the Company owns and operates certain mid-stream gathering and processing assets. The Company expects the marketing, gathering and processing margin to average $2.5 to $3.0 million per quarter for the remainder of 2002.


Oil and gas production costs
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         The Company's consolidated lease operating expense is expected to average $0.39-$0.42 per Mcfe for 2002. Production taxes are estimated to average 8.0-9.0% of wellhead oil and gas sales revenue.


Exploration costs/Impairment of leasehold cost
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         Exploration expense can fluctuate significantly quarter to quarter, depending on the timing of exploratory expenditures and the recognition of wells as either productive or dry holes. The forecasting of these expenditures are inherently inaccurate. Based upon planned activity levels we estimate exploration cost in the range of $28-$32 million for 2002. The Company is also budgeting $1.4 million per quarter for amortization of impairment of leasehold cost.


Depreciation, depletion and amortization
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         Depreciation, depletion and amortization (DD&A) rate for the Company's consolidated operations is expected to be $1.05-$1.07 per Mcfe for 2002.


General and administrative expense
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         The Company expects its consolidated general and administrative (G&A)
expense per Mcfe to be in the range of $0.22-$0.24.


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Interest expense
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         The Company's borrowings outstanding at the end of the fourth quarter
2001 totaled approximately $121 million. Based upon current LIBOR rates the Company is assuming effective interest cost will average between 5.5%-6.0% for 2002. Assuming borrowing levels remain consistent with the balances outstanding at year-end 2001, interest expense is expected to average $0.08-$0.09/Mcfe in 2002.


Provision for income taxes
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         Provision for income taxes of pre-tax earnings is expected to be approximately 37%. Less than one-quarter of the total tax provision is projected to represent taxes currently payable.


2001 Capital Budget
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         The 2002 capital expenditures are expected to be in the range of
$115-$125 million. This is a decrease of approximately 50% from the 2001 oil and gas exploration and development spending of $242 million.

         Tom Brown expects the capital expenditures will be funded out of discretionary cash flow and sale of non-core assets based on anticipated commodity prices and is subject to change if market conditions shift or new opportunities are identified.